Exhibit 24.1

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Patrick J. Moore and Charles A. Hinrichs, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign Annual Reports on Form 10-K and all required interim reports and to file the same, with all exhibits thereto, and other documents in connection therewith, regarding Smurfit-Stone Container Enterprises, Inc., a Delaware corporation, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Steven J. Klinger	Director
Steven J. Klinger

* By /s/ Charles A. Hinrichs	Pursuant to Power of Attorney	March 17, 2009
Charles A. Hinrichs	filed as part of Form 10-K

Date:  March 17, 2009